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Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-23703) pertaining to the 1982 Incentive Stock Option Plan of AMSERV HEALTHCARE INC., of our report dated August 11, 1995, with respect to the financial statements of AMSERV HEALTHCARE INC., included in the Annual Report (Form 10-K) of AMSERV HEALTHCARE INC. for the year ended June 24, 1995.





                                                         ERNST & YOUNG LLP


San Diego, California
October 2, 1995

                                     E-59